Exhibit 4.2


                                    BYLAWS
                                      OF
                         SIGNAL TECHNOLOGY CORPORATION

                               TABLE OF CONTENTS

ARTICLE I:        OFFICES

                   1.   Registered Office.
                   2.   Other Offices.

ARTICLE II:       STOCKHOLDERS

                   1.   Meetings.
                   2.   Annual Meetings.
                   3.   Stockholder List.
                   4.   Special Meetings.
                   5.   Notice.
                   6.   Quorum.
                   7.   Action at Meeting.
                   8.   Voting and Proxies.
                   9.   Action without Meeting.

ARTICLE III:      BOARD OF DIRECTORS

                   1.   Election and Number.
                   2.   Vacancies.
                   3.   Chairman of the Board of Directors.
                   4.   Powers.
                   5.   Meetings.
                   6.   Annual Meetings.
                   7.   Regular Meetings.
                   8.   Special Meetings.
                   9.   Quorum and Action at Meeting.
                  10.   Action without Meeting.
                  11.   Action by Telephone.
                  12.   Committees.
                  13.   Compensation.
                  14.   Removal.
                  15.   Resignation.
                  16.   Sale of Assets.


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ARTICLE IV:       NOTICES

                   1.   Generally.
                   2.   Waiver.

ARTICLE V:        OFFICERS

                   1.   Enumeration.
                   2.   Election.
                   3.   Other Officers.
                   4.   Tenure.
                   5.   President and Vice President.
                   6.   Treasurer and Assistant Treasurer.
                   7.   Secretary and Assistant Secretaries.
                   8.   Other Powers and Duties.

ARTICLE VI:       CAPITAL STOCK

                   1.   Certificates of Stock.
                   2.   Lost Certificates.
                   3.   Transfer on Books.
                   4.   Record Date.
                   5.   Registered Stockholders.
                   6.   Issue of Stock.

ARTICLE VII:      MISCELLANEOUS PROVISIONS

                   1.   Dividends.
                   2.   Reserves.
                   3.   Annual Statement.
                   4.   Execution of Instruments.
                   5.   Fiscal Year.
                   6.   Corporate Seal.
                   7.   Voting of Securities.
                   8.   Certificate of Incorporation.
                   9.   Depository Authority.

ARTICLE VIII:     AMENDMENTS


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                                    BYLAWS
                                      OF
                         SIGNAL TECHNOLOGY CORPORATION



                                   ARTICLE I

                                    OFFICES

     1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                                 STOCKHOLDERS

     1. Meetings. All meetings of the stockholders for the election of Directors shall be held in the City of Wilmington, State of Delaware at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated. from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1983 shall be held on the third Tuesday in April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If it shall not have been held on the date fixed or by adjournment therefrom, a meeting in lieu of the annual meeting shall be held within six (6) months after the end of the fiscal year.


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     3. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination, of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board of Directors, the President, or by a majority of the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, at the request in writing of one or more stockholders owning at least ten percent (10%) of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the date, time, place and purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.

     5. Notice. A written notice of every regular or special meeting of the stockholders stating the date, time, place and, for special meetings, the purposes for which the meeting is called shall be given by the Secretary or other person calling the meeting, to each stockholder who by the certificate of incorporation or bylaws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it to him. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Written notice of all regular or special meetings of the stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, except that no notice of any regular or special meeting of the stockholders need be given to any stockholder if a written waiver of notice executed before or after the meeting by the stockholder, or his attorney thereunto, authorized, is filed with the records of the meeting.

     6. Quorum. The holders of one third of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by

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proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholder entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. [AMENDED AT 9 JULY 1990 MEETING OF THE BOARD OF DIRECTORS; AMENDED AT 18 FEBRUARY 1994 MEETING OF THE BOARD OF DIRECTORS]

     7. Action at Meeting. When a quorum is present at any meeting, all elections of Directors shall be by plurality vote; in all other matters, the vote of the holders of a majority of the shares of stock present and voting at such meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of each such question. [AMENDED AT 9 JULY 1990 MEETING OF THE BOARD OF DIRECTORS; AMENDED AT 18 FEBRUARY 1994 MEETING OF THE BOARD OF DIRECTORS]

     8. Voting and Proxies. Each stockholder shall have one (1) vote for each share of stock having voting power owned by him. Stockholders may vote in person or by proxy. No proxy that is dated more than six (6) months before the meeting named therein shall be accepted. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     9. Action Without Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any

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annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                              BOARD OF DIRECTORS

     1. Election and Number. The number of Directors which shall constitute the whole Board of Directors shall be not less than one (1) nor more than nine (9). The first Board shall consist of one Director. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until a successor for such Director is duly elected and qualified. Directors need not be stockholders.

     2. Vacancies.

        (a) The Directors shall be chosen as provided hereinafter at the annual meeting of stockholders by such stockholders as have the right to vote thereon, and each shall hold office until the next election of Directors of his class, as provided below, and until his successor is chosen and qualified or until he sooner dies, resigns, is removed, or becomes disqualified. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the initial term of office of Class I expiring at the annual meeting of stockholders in 1994, of Class II expiring at the annual meeting of stockholders in 1995, and of Class III expiring at the annual meeting of stockholders in 1996. [ADOPTED AT 10 MARCH 1993 MEETING OF THE BOARD OF DIRECTORS]

        (b) At each annual meeting of stockholders, Directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy in that

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connection, newly created Directorships and any vacancies in the Board of
Directors', including vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director. A Director elected to fill a vacancy shall serve for the balance of the term which he has been elected to fill, even though that term may extend beyond the next annual meeting of stockholders. [ADOPTED AT 10 MARCH 1993 MEETiNG OF THE BOARD OF DIRECTORS]

        (c) Subject to the foregoing, a Director elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which he shall have been elected expires. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. The stockholders of the Corporation are expressly prohibited from cumulating their votes in any election of Directors of the Corporation. [ADOPTED AT 10 MARCH 1993 MEETING OF THE BOARD OF DIRECTORS]

        (d) Anything contained in the Certificate of Incorporation or these Bylaws to the contrary notwithstanding, this Article III, Section 2, shall not be altered amended, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of the holders of not less than sixtysix and two thirds (66 2/3) percent of the outstanding stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. [ADOPTED AT 10 MARCH 1993 MEETING OF THE BOARD OF DIRECtORS]

     3. Chairman of the Board of Directors. The Board of Directors may elect a Chairman of the Board of Directors from among its members, who shall serve at the pleasure of the Board and shall preside at all meetings of the Directors and at all meetings of the stockholders. At any time when there is no Chairman of the Board of Directors elected, as heretofore provided, and serving, the President of the Corporation shall be the presiding officer at all meetings of the stockholders and of the Board of Directors; in the absence of the President, the Directors shall select one from among their number to serve as such presiding officer.

     4. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or

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by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     5. Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     6. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

     7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board, provided that any Director who is absent when such determination is made shall be given notice of the determination.

     8. Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board of Directors, the President or two (2) or more Directors. Notice of the date, time, place and purpose of every special meeting of the Directors shall be given to each Director by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twentyfour (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least fortyeight (48) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice executed by him before or after the meeting is filed with the records of the meeting, or to any Director who attends the meeting without objecting to the lack of notice prior to the meeting or at the commencement thereof. A waiver of notice of a Directors' meeting need not specify the purposes of the meeting.


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     9. Quorum and Action at Meeting. At all meetings of the Board of
Directors, a majority of the Directors at the time in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     10. Action without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated for all purposes as a vote at a meeting of the Directors.

     11. Action by Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent of disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     13. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committees meetings.

     14. Removal. Unless otherwise restricted by the certificate of incorporation or by law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of [twothirds] of the shares entitled to vote at an election of Directors, or for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     15. Resignation. Any Director may resign by giving written notice of his resignation to the corporation at its principal office or to the President, Secretary or Directors, and such resignation shall become effective upon receipt unless another time is specified therein.

     16. Sale of Assets. The corporation may at any meeting of its Board of Directors sell, lease, or exchange all or substantially all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors deems expedient and for the best interests of the corporation, when and as authorized by a resolution adopted by twothirds of the outstanding stock of the corporation entitled to vote thereon at a meeting thereof duly called upon at least twenty (20) days notice. The notice of the meeting shall state that such a resolution will be considered. Notwithstanding stockholder authorization or consent to a proposed sale, lease or exchange of a corporation's property and assets, the Board of Directors may abandon such proposed sale, lease or exchange without further action by the stockholders, subject to the rights, if any, of third parties under any contract relating thereto.

                                  ARTICLE IV

                                    NOTICES

     1. Generally. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice, to Directors may also be given by telegram.

     2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                   OFFICERS

     1. Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation, or these by-laws otherwise provide.

     2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

     3. Other Officers. At the first Directors' meeting after each annual stockholders' meeting or at any other meeting, the Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     4. Tenure. The President, Secretary and Treasurer shall hold office until the first meeting of the Directors following the annual stockholders' meeting and thereafter until their successors are chosen and qualify and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivery of written resignation to the corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. When any officer is, in the opinion of the Directors, unable to perform the duties of such office, the Directors may by vote appoint a temporary officer to act until further vote by them, with power to perform all or part of the duties of such officer. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors at a meeting called for that purpose.

     5. President and Vice President. The President shall be the chief operating officer of the corporation and shall, subject to the direction of the Chairman of the Board, provide general supervision over the operation of the business of the corporation. Any Vice President shall have such powers as the Directors may from time to time designate. One of the duties of the President of the Corporation shall be to conduct and preside over Board of Directors' meetings unless the Board of Directors or Stockholders shall, at any time, elect or appoint a Chairman of the Board of Directors, in which case such Chairman of the Board of Directors shall conduct and preside over Board of Directors' meetings.

     6. Treasurer and Assistant Treasurer. The Treasurer shall have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide. Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.


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     7. Secretary and Assistant Secretaries. The Secretary shall keep a record of the meetings of the stockholders and of the Directors. Unless a transfer agent is appointed, the Secretary shall keep or cause to be kept in Delaware, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each. Any Assistant Secretary shall have such powers as the Directors may from time to time designate. In the absence of the Secretary from any meeting of stockholders, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary.

     8. Other Powers and Duties. Each officer shall, subject to these bylaws, have in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

                                  ARTICLE VI

                                 CAPITAL STOCK

     1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

        Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the certificate of incorporation, the bylaws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy. to the holder of such certificate on written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized

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to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate on written request and without charge.

     2. Lost Certificates. In case any certificates of stock of the corporation shall be lost or destroyed, a new certificate may be issued in lieu thereof on reasonable evidence of such loss or destruction, and upon such indemnity being given within the limits permitted by law as the Directors may require for the protection of the corporation or any transfer agent or registrar.

     3. Transfer on Books. All shares of stock shall be transferable on the books of the corporation except when closed as provided by the bylaws, upon surrender of the certificate therefor duly endorsed, or accompanied by a separate document containing an assignment of the certificate or a power of attorney to sell, assign, or transfer the same, or the shares represented thereby, with all such endorsements or signatures guaranteed if required by the corporation.

     4. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     6. Issue of Stock. Unless otherwise voted by the incorporators or stockholders, the whole or any part of any unissued balance of the authorized

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capital stock of the corporation or the whole or any part of any capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Directors in such manner, for such consideration, and on such terms as the Directors may determine.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

     5. Fiscal Year. The Fiscal Year of the corporation shall end on the last day of December in each year.

     6. Seal. The seal of the corporation shall bear its name and the year of its incorporation or such other device or inscription as the Directors may determine.

     7. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or

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persons to act as proxy or, attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

     8. Certificate of Incorporation. All references in these bylaws to the certificate of incorporation shall be deemed to be to the certificate of incorporation, as amended and in effect from time to time.

     9. Depository Authority. Any President, Vice President or Treasurer, together with the Secretary or any Assistant Secretary, shall designate the banks in which the Corporation shall deposit corporate funds, and the name, whether it be the corporate name or the name of one of them or the name of other persons connected with the Corporation or trade names, in which such accounts shall be opened and kept and shall designate the persons who shall have authority on behalf of the Corporation to sign checks against such funds, to the extent of such funds in said accounts only, and the persons who shall have authority to endorse and make payable to the order of said banks, checks, drafts and other negotiable instruments, for deposit in said banks, and to deposit such checks, drafts and other negotiable instruments in said accounts.

                                 ARTICLE VIII

                                  AMENDMENTS

     These bylaws may be altered, amended, or repealed, or new bylaws may be adopted by a majority vote of the stockholders or by a majority vote of the Board of Directors when such power is conferred upon the Board of Directors by the certificate of incorporation. Such action may take place at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting. The fact that the power to adopt, amend or repeal bylaws has been conferred upon the Board of Directors by the certificate of incorporation does not divest or limit the power of the stockholders to adopt, amend or repeal the bylaws.